EXHIBIT 10.6

        FINANCIAL MONITORING AGREEMENT DATED 31 MARCH 1994
            BETWEEN H.F. BOECKMANN, II AND ALPNET, INC.
                  FINANCIAL MONITORING AGREEMENT

    This Financial Monitoring Agreement (the "AGREEMENT") is made effective as of 31 March 1994 by and between H. F. Boeckmann II ("BOECKMANN") and ALPNET, Inc., a Utah corporation ("ALPNET" or the "COMPANY").

                         R E C I T A L S :

    A. Boeckmann is the largest single shareholder of ALPNET. Prior to the transactions that are described in the recitals below, Boeckmann was the beneficial owner of 6,507,891 shares of the Company's common stock and common stock equivalents, which represent approximately 31.60% of the Company's common stock, assuming that Boeckmann exercised all of his available warrants to acquire common stock and converted all of his preferred stock to common stock and assuming that no other shareholder made the same type of exercise or conversion. Prior to the transactions that are described in the recitals below, ALPNET had approximately 16,940,456 issued and outstanding common shares and common share equivalents.

    B. ALPNET and Boeckmann have heretofore entered into certain financing transactions whereby Boeckmann has provided ALPNET with substantial debt and equity financing, including the Company issuing in favor of Boeckmann a promissory note in the principal amount of $2,157,544, dated April 16, 1990 (the "NOTE").

    C. In conjunction with the issuance of the Note, ALPNET, as borrower, and Boeckmann, as lender, entered into that certain Loan and Security Agreement dated 16 April 1990 (the "LOAN AGREEMENT").

    D.  Contemporaneously herewith and pursuant to a "Debt Conversion
Agreement" (the "DEBT CONVERSION AGREEMENT"), Boeckmann is (1) converting all of the principal balance of the debt evidenced by the Note, in the amount of $1,632,544.90, into ALPNET $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value; and (2) surrendering warrants to purchase 4,416,171 additional shares of ALPNET common, voting, no par value stock ("ALPNET COMMON STOCK"), all on the terms and conditions as herein set forth.

    E. In the Loan Agreement, ALPNET made certain debt covenants running to Boeckmann. As a result of the debt-to-equity conversion described in Recital D above, the debt covenants contained in the Loan Agreement will be terminated.

    F. After the debt-to-equity conversion described above, Boeckmann will be the beneficial owner of 6,840,939 shares of ALPNET Common Stock and Common Stock equivalents, which represent approximately 32.69% of ALPNET Common Stock, assuming that no other ALPNET shareholder has exercised or surrendered warrants or converted preferred stock into ALPNET Common Stock. After completion of certain debt conversion transactions taking place contemporaneously herewith, ALPNET will have approximately 22,198,769 issued and outstanding ALPNET Common Stock and Common Stock equivalents.

    NOW, THEREFORE, for and in consideration of the mutual promises and other consideration herein set forth, it is agreed by the parties as follows:

    1. APPROVAL RIGHTS. During the term of this Agreement, ALPNET shall not, without the prior written consent of Boeckmann (which consent shall not be unreasonably withheld), issue securities, borrow money or purchase or dispose of assets if the aggregated amount of any such transaction exceeds ten percent (10%) of the then current assets of the Company and its subsidiaries determined on a consolidated basis. ALPNET agrees to defend, indemnify and hold Boeckmann harmless from and against any and all liabilities, claims, demands, damages, losses (including, without limitation, reasonable attorneys' fees), actions and causes of action, or suits at law or in equity of whatsoever kind or nature, arising from actions taken, or actions that allegedly should have been taken, by Boeckmann pursuant to or under this Agreement.

    2. LEGAL EXISTENCE AND LAWS; INSURANCE COVERAGE. During the term of this Agreement, ALPNET shall guarantee and annually certify to Boeckmann (i) its material compliance with all applicable laws, and with all material contracts and corporate agreements to which it is a party, and (ii) that it is keeping and maintaining insurance to such extent and against such risks as is customary for companies of comparable size in the same or similar business and property in the same general area.

    3. IAB DELEGATE. During the term of this Agreement, Boeckmann shall have the right to have a delegate of his choice participate in ALPNET's International Advisory Board meetings, once per quarter, at ALPNET's expense.

    4. TERM OF AGREEMENT. This Agreement shall automatically terminate upon the fulfillment of whichever of the following conditions shall first occur:

           4.1. Ten (10) years after the date of this Agreement set forth above; or

           4.2. The market value of ALPNET Common Stock, determined by taking the average of the bid and ask price as reported on the NASDAQ system, exceeds $4.00 per share for a period of ninety (90) consecutive calendar days; or

           4.3. Boeckmann's actual holdings of ALPNET Common Stock and Common Stock equivalents constitutes less than twenty percent (20%) of the issued and outstanding shares of ALPNET Common Stock and Common Stock equivalents.

    5.  MISCELLANEOUS PROVISIONS.

           5.1. NOTICES. Notice required by this Agreement shall be given in writing sent by certified U.S. Mail, Federal Express (or equivalent courier service) or facsimile telecopy addressed as follows (or to such other address or facsimile number subsequently provided in writing by such party):

           Boeckmann:              15505 Roscoe Boulevard
                                   Sepulveda, CA  94313
                                   Fax No. (818) 892-7367

           ALPNET:                 4444 South 700 East, #204
                                   Salt Lake City, UT  84107-3075
                                   Fax No. (801) 265-3310

Any notice sent pursuant to this paragraph shall be deemed effective: (i) if by certified U.S. mail or Federal Express, on the date of the first attempted delivery (excluding Saturdays, Sundays and holidays); and (ii) if by facsimile transmission, immediately upon confirmed transmission.

           5.2. ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other party first had and obtained.

           5.3. ENTIRE AGREEMENT. The parties acknowledge that this Agreement and the instruments referred to herein contain their entire understanding with respect to the specific matters referred to herein and supersede all prior understandings, correspondence, memoranda, representations, negotiations, letters of intent or other prior agreements with respect thereto and that this Agreement may not be amended or modified except by a written instrument signed by all parties affected thereby.

           5.4. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Utah.

           5.5. APPROVALS. Unless otherwise provided in this Agreement, whenever approval or consent is required by any party hereto, such approval or consent shall not be unreasonably withheld or delayed. If any party hereto disapproves of some matter hereunder, then the reasons therefor shall be stated.

           5.6. WAIVER. No waiver of any breach or default by any party to this Agreement shall be considered to be a waiver of any other breach or default.

           5.7. SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; however, if any provision of any of the foregoing is invalid or prohibited under applicable law, then such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           5.8. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. The counterparts are in all respects identical, and each of the counterparts shall be deemed to be complete in itself so that any one may be introduced in evidence or used for any other purpose without the production of the other counterparts. This Agreement shall be effective when one or more of such counterparts has been executed by each party and delivered. If a party receives a facsimile transmission of this Agreement from another party, which transmission bears the signature of the other party, then it shall be deemed that (i) the Agreement that is sent by facsimile transmission conforms to the original, (ii) the original Agreement bears a genuine signature of the other party and (iii) the Agreement has been delivered by the other party. In such event, the other party shall send an original of the Agreement to the receiving party by regular mail.

           5.9. AUTHORIZATION. Each individual executing this Agreement does thereby represent and warrant to any other individual so signing (and to each other entity for which another individual is signing) that the individual has been duly authorized to deliver this Agreement in the capacity and for the entity that is set forth where he signs.

           5.10. COSTS AND ATTORNEYS' FEES. In the event that either party shall be required to engage legal counsel to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all cost and expenses, including reasonable attorneys' fees, whether suit be instituted or not, and whether at trial or on appeal.

           5.11. NEGATION OF THIRD PARTY RIGHTS. This Agreement is not intended, nor shall it be construed, to create any third party beneficiary rights in any person or entity unless expressly otherwise provided.

    IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the day and year first set forth above.


    \s\  H. F. BOECKMANN
    H. F. BOECKMANN, II


                                ALPNET, INC., a Utah Corporation

                                By:  \s\  Thomas F. Seal
                                     THOMAS F. SEAL
                                     President
ATTEST:

\s\ Leo A. Jardine
LEO A. JARDINE
Secretary